Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Andy Schroeder, VP Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482 Fax: (303) 925-9308
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Hydrocarbon Reports Third Quarter 2007 Financial Results

DENVER—November 6, 2007—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) today reported a net loss of $7.5 million for the three months ended September 30, 2007, or $0.62 per share, compared to net income of $10.0 million, or $0.83 per diluted share, for the same period in 2006. For the nine months ended September 30, 2007, the Company reported a net loss of $13.8 million compared to net income of $10.7 million for the nine months ended September 30, 2006.

Income (loss) from operations for the Standalone segment, as defined below, for the three months ended September 30, 2007 and September 30, 2006, was $(25.5) million and $11.8 million, respectively, and included $24.2 million and $(9.0) million, respectively, of non-cash costs (benefits) associated with the mark-to-market of derivative instruments, the revaluation of the long-term shrink obligation, and non-cash compensation expense. A portion of the mark-to-market of derivative instruments is included in Purchased Product Costs. Excluding these non-cash items, income (loss) from operations for the three months ended September 30, 2007 and September 30, 2006, would have been $(1.3) million and $2.8 million, respectively. Historically, the second and third quarters of each year generate lower income from operations compared to the first and fourth quarters due to the normal seasonality of the Company’s business. While the Company purchases and processes consistent volumes of gas throughout the year, it generates higher revenues in the winter months when it sells higher volumes of NGLs than in the summer months.

The Company will receive $9.5 million of distributions from its investment in MarkWest Energy Partners (the “Partnership”) for the third quarter of 2007, which represents a 46 percent increase over the $6.5 million of distributions received for the third quarter of 2006. On October 26, 2007, the Company declared a quarterly cash dividend of $0.36 per share of common stock, for an implied annual rate of $1.44 per share, which is payable November 21, 2007, to shareholders of record as of November 9, 2007. This represents no change from the second quarter of 2007. Pursuant to a covenant contained in the redemption and merger agreement with the Partnership announced on September 5, 2007, the Company is prohibited from declaring any dividend greater than the per share dividend for the second quarter of 2007.

“It’s been another exciting and productive quarter for MarkWest Hydrocarbon” said Frank Semple, President and Chief Executive Officer. “Our third quarter financial results reflect continued net income contribution from our equity ownership of the Partnership. This strong income stream was offset by non-cash adjustments for compensation expense and the mark-to-market of our derivative instruments in the Standalone segment. The sales of natural gas liquids in the second and third quarters by the Company are typically lower than in the first and fourth quarter due to lower seasonal demand. The year-to-date operating income and full year forecast for the NGL marketing business remains strong and we continue to take advantage of the forward markets to lock in favorable long-term frac spread margins.”

“The third quarter was particularly noteworthy because of the announcement of the merger agreement between MarkWest Hydrocarbon and the Partnership. The transaction, if consummated, will streamline our corporate structure, significantly improve our competitive position, and align the interests of MarkWest with one set of equity holders. Our people, assets, and focus on customer service have been the key to our success, and the positive attributes of the planned merger will further enhance the long-term value for our equity stakeholders.”

THIRD QUARTER 2007 HIGHLIGHTS

On September 5, 2007, the board of directors of the Company and the board of directors of the general partner of the Partnership announced that the Company and the Partnership entered into a definitive redemption and merger agreement. The transaction represents a 22 percent premium to the Company’s share price on the date the transaction was announced, and will allow the Company’s shareholders to elect as consideration for their shares either cash, units in the Partnership, or a combination of both. Additionally, the transaction will result in a substantial increase in the effective dividend rate for shareholders electing to receive units in the Partnership. A principal benefit of the transaction is the elimination of the existing incentive distribution rights (“IDRs”). Elimination of the IDRs reduces the Partnership’s cost of equity capital and strengthens its competitive position. In addition, the transaction will simplify the corporate structure of the Company and the Partnership, simplify corporate governance, and allow management to focus on driving value for one set of public equity owners. The transaction is expected to be accretive in 2008 to the Partnership unitholders as measured by distributable cash flow per common unit, and is anticipated to close in early 2008.

The Company reports its operations under two business segments, MarkWest Hydrocarbon Standalone (“Standalone”) and the Partnership. The Standalone business segment consists of the Company’s natural gas liquid (“NGL”) marketing activities for NGL’s extracted primarily at the Partnership’s Siloam facility and the management of keep-whole contracts in Appalachia.

For the three months ended September 30, 2007, the Standalone segment reported a loss from operations of $25.5 million, compared to income from operations of $11.8 million for the same period in 2006. The variance was primarily attributable to:

•                  The Standalone segment reported a net unrealized loss of $24.2 million for the mark-to-market of derivative instruments and the revaluation of the long-term shrink obligation, both of which are non-cash items. This compares to a net unrealized gain of $12.0 million for the same items in the third quarter of 2006, resulting in a negative quarter over quarter variance of $36.2 million.

•                  The realized frac spread, when adjusted for settled derivative losses, was $0.28 per gallon in the third quarter of 2007 compared to $0.49 per gallon in the same period in 2006, resulting in a negative impact on segment income of $5.1 million. Included within the derivate losses that settled in the third quarter of 2007 is $2.3 million, or $0.11 per gallon, attributable to natural gas swaps related to production in the fourth quarter of 2007 and the first quarter of 2008. The frac spread excluding settled derivative losses was $0.56 per gallon in the third quarter of 2007 compared to $0.50 per gallon in the same period in 2006.

•                  The above items were offset, in part, by a $4.2 million decrease in selling, general and administrative expense compared to the prior year quarter, of which $3.0 million is attributable to lower non-cash compensation expense.

The Company will host a conference call and webcast on Wednesday, November 7, 2007, at 5:00 P.M. ET to review its third quarter 2007 financial results. Interested parties can participate in the call by dialing (800) 369-2007, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time. A replay of the call will be available through Wednesday, November 21, 2007, by dialing (866) 463-4179, no passcode required. To access the webcast, please visit the Investor Relations section of our website at www.markwest.com.

###

MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (NYSE: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K/A for the year ended December 31, 2006, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, dividends, or other factors, are reasonable, these forward-looking statements are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved. Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, our Annual Report on Form 10-K/A for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q, as amended, each as filed with the SEC. You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements. We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners and MarkWest Hydrocarbon will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”) in relation to the merger transaction announced on September 5, 2007. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding MarkWest Energy Partners, MarkWest Hydrocarbon, and the transaction. A definitive joint proxy statement/prospectus will be sent to security holders of MarkWest Energy Partners and MarkWest Hydrocarbon seeking their approval of the transactions contemplated by the redemption and merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbon, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the entities’ investor relations department at 866-858-0482, or by accessing their website at www.markwest.com.

MarkWest Energy Partners, MarkWest Hydrocarbon, the officers and directors of the general partner of MarkWest Energy Partners, and the officers and directors of MarkWest Hydrocarbon may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners and MarkWest Hydrocarbon, as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(Unaudited, in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
		(as restated)		(as restated)
Revenue:
Revenue	$199,934	$197,416	$590,342	$648,517
Derivative (loss) gain	(24,386)	22,721	(52,208)	8,405
Total revenue	175,548	220,137	538,134	656,922

Operating expenses:
Purchased product costs	122,059	121,936	373,891	443,718
Facility expenses	18,624	14,840	49,101	42,635
Selling, general and administrative expenses	11,393	19,069	50,928	43,506
Depreciation	11,133	8,126	28,632	23,282
Amortization of intangible assets	4,168	4,029	12,504	12,072
Accretion of asset retirement obligations	30	24	85	75
Impairments	356	—	356	—
Total operating expenses	167,763	168,024	515,497	565,288

Income from operations	7,785	52,113	22,637	91,634

Other income (expense):
Earnings from unconsolidated affiliates	1,264	1,067	4,687	3,240
Interest income	403	264	3,923	1,106
Interest expense	(10,202)	(9,583)	(28,670)	(31,425)
Amortization of deferred financing costs and original issue discount (a component of interest expense)	(771)	(6,121)	(2,222)	(7,805)
Dividend income	170	112	509	327

Miscellaneous income (expense)	1,149	3,978	(257)	7,737
(Loss) income before non-controlling interest in net income of consolidated subsidiary and income taxes	(202)	41,830	607	64,814
Non-controlling interest in net income of consolidated subsidiary	(15,131)	(26,438)	(24,653)	(48,255)
(Loss) income before taxes	(15,333)	15,392	(24,046)	16,559
Provision for income tax benefit (expense)	7,879	(5,388)	10,277	(5,855)
Net (loss) income	$(7,454)	$10,004	$(13,769)	$10,704

Net (loss) income per share:
Basic	$(0.62)	$0.84	$(1.15)	$0.90
Diluted	$(0.62)	$0.83	$(1.15)	$0.89

Weighted average number of outstanding shares of common stock:
Basic	12,001	11,956	11,995	11,933
Diluted	12,001	12,015	11,995	12,021

MarkWest Hydrocarbon, Inc.

Segment Income (Loss)

(Unaudited, in thousands)

	MarkWest	MarkWest
	Hydrocarbon	Energy	Consolidating
	Standalone	Partners	Entries	Total
Three months ended September 30, 2007:
Revenue:
Revenue	$45,745	$174,918	$(20,729)	$199,934
Derivative loss	(16,531)	(7,855)	—	(24,386)
Total revenue	29,214	167,063	(20,729)	175,548

Purchased product costs	47,443	89,474	(14,858)	122,059
Facility expenses	5,199	19,346	(5,921)	18,624
Selling, general and administrative expenses	1,828	9,565	—	11,393
Depreciation	240	10,893	—	11,133
Amortization of intangible assets	—	4,168	—	4,168
Accretion of asset retirement and lease obligations	—	30	—	30
Impairment	—	356		356
(Loss) income from operations	(25,496)	33,231	50	7,785

Other income (expense):
Earnings from unconsolidated affiliates	—	1,264	—	1,264
Interest income	253	150	—	403
Interest expense	(130)	(10,072)	—	(10,202)
Amortization of deferred financing costs (a component of interest expense)	(69)	(702)	—	(771)
Dividend income	169	1	—	170
Miscellaneous income	619	593	(63)	1,149
(Loss) income before non-controlling interest in net income of consolidated subsidiary and income taxes	(24,654)	24,465	(13)	(202)
Non-controlling interest in net income of consolidated subsidiary	—	—	(15,131)	(15,131)
Interest in net income of consolidated subsidiary	9,303	—	(9,303)	—
(Loss) income before taxes	(15,351)	24,465	(24,447)	(15,333)
Provision for income tax benefit (expense)	7,909	(304)	274	7,879
Net (loss) income	$(7,442)	$24,161	$(24,173)	$(7,454)

	MarkWest	MarkWest
	Hydrocarbon	Energy	Consolidating
	Standalone	Partners	Entries	Total
		(as restated)		(as restated)
Three months ended September 30, 2006:
Revenue:
Revenue	$53,222	$163,888	$(19,694)	$197,416
Derivative gain	10,051	12,670	—	22,721
Total revenue	63,273	176,558	(19,694)	220,137

Purchased product costs	40,149	95,533	(13,746)	121,936
Facility expenses	5,099	15,689	(5,948)	14,840
Selling, general and administrative expenses	5,991	13,078	—	19,069
Depreciation	221	7,905	—	8,126
Amortization of intangible assets	—	4,029	—	4,029
Accretion of asset retirement and lease obligations	—	24	—	24
Income from operations	11,813	40,300	—	52,113

Other income (expense):
Earnings from unconsolidated affiliates	—	1,067	—	1,067
Interest income	34	230	—	264
Interest expense	(60)	(9,523)	—	(9,583)
Amortization of deferred financing costs (a component of interest expense)	(55)	(6,066)	—	(6,121)
Dividend income	112	—	—	112
Miscellaneous income	8	3,970	—	3,978
Income before non-controlling interest in net income of consolidated subsidiary and income taxes	11,852	29,978	—	41,830
Non-controlling interest in net income of consolidated subsidiary	—	—	(26,438)	(26,438)
Interest in net income of consolidated subsidiary	3,540	—	(3,540)	—
(Loss) income before taxes	15,392	29,978	(29,978)	15,392
Provision for income tax expense	(5,388)	—	—	(5,388)
Net income	$10,004	$29,978	$(29,978)	$10,004

MarkWest Hydrocarbon, Inc.

Segment Income (Loss)

(Unaudited, in thousands)

	MarkWest	MarkWest
	Hydrocarbon	Energy	Consolidating
	Standalone	Partners	Entries	Total
Nine months ended September 30, 2007:
Revenue:
Revenue	$170,830	$478,608	$(59,096)	$590,342
Derivative loss	(30,061)	(22,147)	—	(52,208)
Total revenue	140,769	456,461	(59,096)	538,134

Purchased product costs	148,963	265,810	(40,882)	373,891
Facility expenses	14,974	52,605	(18,478)	49,101
Selling, general and administrative expenses	15,046	35,882	—	50,928
Depreciation	826	27,806	—	28,632
Amortization of intangible assets	—	12,504	—	12,504
Accretion of asset retirement and lease obligations	—	85	—	85
Impairment	—	356	—	356
(Loss) income from operations	(39,040)	61,413	264	22,637

Other income (expense):
Earnings from unconsolidated affiliates	—	4,687	—	4,687
Interest income	1,374	2,549	—	3,923
Interest expense	(252)	(28,418)	—	(28,670)
Amortization of deferred financing costs (a component of interest expense)	(198)	(2,024)	—	(2,222)
Dividend income	427	82	—	509
Miscellaneous income (expense)	474	(668)	(63)	(257)
(Loss) income before non-controlling interest in net income of consolidated subsidiary and income taxes	(37,215)	37,621	201	607
Non-controlling interest in net income of consolidated subsidiary	—	—	(24,653)	(24,653)
Interest in net income of consolidated subsidiary	12,915	—	(12,915)	—
(Loss) income before taxes	(24,300)	37,621	(37,367)	(24,046)
Provision for income tax benefit (expense)	10,329	(429)	377	10,277
Net (loss) income	$(13,971)	$37,192	$(36,990)	$(13,769)

	MarkWest	MarkWest
	Hydrocarbon	Energy	Consolidating
	Standalone	Partners	Entries	Total
		(as restated)		(as restated)
Nine months ended September 30, 2006:
Revenue:
Revenue	$217,504	$486,301	$(55,288)	$648,517
Derivative gain	2,396	6,009	—	8,405
Total revenue	219,900	492,310	(55,288)	656,922

Purchased product costs	184,677	296,368	(37,327)	443,718
Facility expenses	15,678	44,918	(17,961)	42,635
Selling, general and administrative expenses	13,102	30,404	—	43,506
Depreciation	820	22,462	—	23,282
Amortization of intangible assets	—	12,072	—	12,072
Accretion of asset retirement and lease obligations	—	75	—	75
Income from operations	5,623	86,011	—	91,634

Other income (expense):
Earnings from unconsolidated affiliates	—	3,240	—	3,240
Interest income	397	709	—	1,106
Interest expense	(212)	(31,213)	—	(31,425)
Amortization of deferred financing costs (a component of interest expense)	(105)	(7,700)	—	(7,805)
Dividend income	327	—	—	327
Miscellaneous income	160	7,577	—	7,737
Income before non-controlling interest in net income of consolidated subsidiary and income taxes	6,190	58,624	—	64,814
Non-controlling interest in net income of consolidated subsidiary	—	—	(48,255)	(48,255)
Interest in net income of consolidated subsidiary	10,233	—	(10,233)	—
Income (loss) before taxes	16,423	58,624	(58,488)	16,559
Provision for income tax (expense) benefit	(5,719)	(679)	543	(5,855)
Net income	$10,704	$57,945	$(57,945)	$10,704

MarkWest Hydrocarbon, Inc.

Segment Balance Sheet

(Unaudited, in thousands)

	MarkWest
	Hydrocarbon	MarkWest	Consolidating
September 30, 2007	Standalone	Energy Partners	Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$2,751	$53,683	$—	$56,434
Trading securities	3,701	—	—	3,701
Available for sale securities	6,778	—	—	6,778
Receivables	15,917	112,453	(9,620)	118,750
Inventories	37,959	3,015	—	40,974
Fair value of derivative instruments	6,160	1,249	—	7,409
Other current assets	19,006	8,198	—	27,204
Total current assets	92,272	178,598	(9,620)	261,250

Property, plant and equipment, net	5,508	758,913	—	764,421
Investment in and advances to other equity investee	—	59,582	—	59,582
Investment in consolidated subsidiaries	88,077	—	(88,077)	—
Fair value of derivative instruments	2,812	—	—	2,812
Deferred tax asset	—	—	—	—
Other long term assets	2,620	345,773	—	348,393
Total assets	$191,289	$1,342,866	$(97,697)	$1,436,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$22,979	$166,395	$(9,822)	$179,552
Fair value of derivative instruments	33,678	8,326	—	42,004
Deferred tax liability	73	—	—	73
Total current liabilities	56,730	174,721	(9,822)	221,629

Long-term debt	—	589,612	—	589,612
Deferred tax liability	5,651	914	(776)	5,789
Non-controlling interest in consolidated subsidiary	964	—	477,119	478,083
Fair value of derivative instruments	20,939	11,183	—	32,122
Other long-term liabilities	42,385	2,016	—	44,401
Total liabilities	126,669	778,446	466,521	1,371,636

Total stockholders’ equity	64,620	564,420	(564,218)	64,822
Total liabilities and stockholders’ equity	$191,289	$1,342,866	$(97,697)	$1,436,458

MarkWest Hydrocarbon, Inc.

Segment Balance Sheet

(Unaudited, in thousands)

	MarkWest
	Hydrocarbon	MarkWest	Consolidating
December 31, 2006	Standalone	Energy Partners	Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$14,442	$34,402	$—	$48,844
Marketable securities	7,713	—	—	7,713
Receivables	16,940	90,780	(6,604)	101,116
Inventories	31,668	3,593	—	35,261
Fair value of derivative instruments	5,727	4,211	—	9,938
Other current assets	12,217	3,047	—	15,264
Total current assets	88,707	136,033	(6,604)	218,136

Property, plant and equipment, net	3,449	550,886	—	554,335
Investment in and advances to other equity investee	—	64,240	—	64,240
Investment in consolidated subsidiaries	12,683	—	(12,683)	—
Fair value of derivative instruments	35	2,759	—	2,794
Other long term assets	2,874	360,862	—	363,736
Total assets	$107,748	$1,114,780	$(19,287)	$1,203,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$19,370	$131,684	$(6,604)	$144,450
Fair value of derivative instruments	7,385	91	—	7,476
Deferred tax liability	180	—	—	180
Current portion of long term debt	—	—	—	—
Total current liabilities	26,935	131,775	(6,604)	152,106

Long-term debt	—	526,865	—	526,865
Deferred tax liability and FIN 48 liability	9,425	769	(641)	9,553
Non-controlling interest in consolidated subsidiary	965	—	440,607	441,572
Fair value of derivative instruments	98	1,362	—	1,460
Other long-term liabilities	28,836	1,360	—	30,196
Total liabilities	66,259	662,131	433,362	1,161,752

Total stockholders’ equity	41,489	452,649	(452,649)	41,489
Total liabilities and stockholders’ equity	$107,748	$1,114,780	$(19,287)	$1,203,241

MarkWest Hydrocarbon, Inc.

Operating Statistics

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
MarkWest Hydrocarbon Standalone:
Marketing
Hydrocarbon frac spread sales (gallons)	20,620,000	22,103,000	89,301,000	80,615,000
Maytown sales (gallons)	11,172,000	11,275,000	33,219,000	32,226,000
Total NGL product sales (gallons)(1)	31,792,000	33,378,000	122,520,000	112,841,000

Wholesale
NGL product sales (gallons)(2)	N/A	7,867,000	N/A	35,063,000

MarkWest Energy Partners:
East Texas:
Gathering systems throughput (Mcf/d)	421,000	393,000	410,000	371,000
NGL product sales (gallons)	46,262,000	42,015,000	132,536,000	117,912,000

Oklahoma:
Foss Lake gathering system throughput (Mcf/d)	108,000	86,000	102,000	86,000
Woodford gathering system throughput (Mcf/d) (3)	130,000	N/A	95,000	N/A
Grimes gathering system throughput (Mcf/d) (4)	11,000	N/A	12,000	N/A
Arapaho NGL product sales (gallons)	22,409,000	19,553,000	65,166,000	57,586,000

Other Southwest:
Appleby gathering system throughput (Mcf/d)	58,000	34,000	55,000	34,000
Other gathering systems throughput (Mcf/d)	6,000	18,000	11,000	20,000
Lateral throughput volumes (Mcf/d)	101,000	111,000	73,000	84,000

Appalachia:
Natural gas processed (Mcf/d)	194,000	198,000	197,000	200,000
NGLs fractionated (Gal/d)	423,000	453,000	444,000	451,000
NGL product sales (gallons)	11,172,000	11,275,000	33,219,000	32,226,000

Michigan:
Natural gas throughput (Mcf/d)	4,900	7,300	5,700	6,500
NGL product sales (gallons)	963,000	1,501,000	3,153,000	4,344,000
Crude oil transported (Bbl/d)	13,800	14,600	14,100	14,600

Gulf Coast:
Refinery off-gas processed (Mcf/d)	124,500	125,000	119,000	125,000
Liquids fractionated (Bbl/d)	30,700	26,100	26,600	26,000

(1)	Represents sales at the Siloam fractionator.
(2)	Represents sales from our wholesale business. In December 2006 the Company terminated its wholesale agreement.
(3)	The Partnership began construction and operation of the Woodford gathering system in late 2006.
(4)	The Partnership acquired the Grimes gathering system in December 2006.